Exhibit 32(a)
CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
UNIVERSAL FOREST PRODUCTS, INC.
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):
     I, Michael B. Glenn, Chief Executive Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:
     (1) The quarterly report on Form 10-Q for the quarterly period ended September 30, 2006, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended September 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Date: October 25, 2006	By:	/s/ Michael B. Glenn

Michael B. Glenn
	Its:	Chief Executive Officer